UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2020

Ralph Lauren Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13057	13-2622036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue,		10022
New York, New York		(Zip Code)
(Address of principal executive offices)

(212) 318-7000

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

During its First Quarter Fiscal 2021 earnings call held on August 4, 2020, Ralph Lauren Corporation (the “Company”) noted that a strategic review was underway to support future growth and profitability, and to create a sustainable cost structure. This review includes the evaluation of the Company’s: (i) team organizational structures and ways of working; (ii) real estate footprint and related costs across distribution centers, corporate offices, and direct-to-consumer retail and wholesale doors; and (iii) brand portfolio.

In connection with the first initiative, on September 17, 2020, the Company’s Board of Directors approved a restructuring plan (the “Fiscal 2021 Strategic Realignment Plan”) to reduce its global workforce by the end of the Company’s Fiscal 2021, which is expected to result in gross annualized pre-tax expense savings of approximately $180 million to $200 million, with savings realization primarily beginning in the Company’s Fiscal 2022. In connection with the reduction in workforce, the Company expects to incur total estimated pre-tax charges of approximately $120 million to $160 million, primarily consisting of cash-related severance and benefit costs.

In addition to the actions announced today, the Company anticipates additional actions associated with the aforementioned initiatives as part of the Fiscal 2021 Strategic Realignment Plan.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 22, 2020, the Company issued a press release concerning the foregoing matters. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Certain of the statements made in this report and in oral statements made from time to time by the Company or on the Company’s behalf contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual employee reductions, restructuring expenses, the timing of those actions, and savings to be materially different from those estimated or anticipated as expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company's control. The following important factors could cause the estimated employee reductions, anticipated restructuring expenses, the timing of those actions and anticipated savings to differ: the Company's ability to implement and achieve operating enhancements and/or cost reductions of its restructuring plans, changes in economic or industry conditions, changes to the expected costs and charges associated with the Company's restructuring plans, the impact on the Company’s business resulting from the COVID-19 pandemic, and other risks identified in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this report.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 22, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: September 22, 2020	By:	/s/ Jane Hamilton Nielsen
	Name:	Jane Hamilton Nielsen
	Title:	Chief Operating Officer and Chief Financial Officer

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